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                                                                  EXHIBIT 3.1(B)

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ATHERTON CAPITAL INCORPORATED

     Atherton Capital Incorporated, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Atherton Capital Incorporated. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 10, 1997, and a Certificate of Amendment thereof was filed with the Secretary of State of the State of Delaware on October 29, 1997.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's Certificate of Incorporation as heretofore amended. The amendments and restatement herein set forth have been duly approved by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of Delaware and by the written consent of a majority of the stockholders of the corporation and a majority of the holders of each class entitled to a class vote thereon in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

     3. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

     FIRST.   The name of the corporation is Atherton Capital Incorporated (the
"Corporation").

     SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is __________ (____________) shares, consisting of _____________ (___________) shares of
Common Stock, par value $0.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share.

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     Upon filing of this Amended and Restated Certificate of Incorporation, there shall be a one-for-______ reverse stock split pursuant to which each outstanding share of Common Stock is converted into _____ (_____) shares of Common Stock.

     All shares of Common Stock will be identical and shall entitle the holders thereof to the same rights and privileges. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH. The number of directors which constitute the entire Board of Directors of the Corporation shall be five (5). At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the ______ annual meeting next succeeding their election and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any director may be removed from office by the stockholders of the Corporation only for cause.

     Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.

     SIXTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation (except as may be otherwise provided in the Bylaws), but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

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     SEVENTH.    Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

     EIGHTH.     A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     NINTH.      Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

     TENTH.      Advance notice of stockholder nominations for the election of directors, and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     ELEVENTH.   Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the President or (iii) the Board of Directors.

     TWELFTH.    Notwithstanding any other provisions of this Amended and
Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH.

     THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     4. The foregoing amendment of the Certificate of Incorporation was duly approved as of _______________ by a vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock in accordance with Section 242(b) of the Delaware General Corporation Law.

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     THE UNDERSIGNED, being the Chief Executive Officer of the Corporation, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this ________________, 1998.


                                  ATHERTON CAPITAL INCORPORATED



                                  ____________________________________________
                                  David L. Elder, Chief Executive Officer


ATTEST:


______________________________
___________, Secretary